Exhibit 1.1
Toll Brothers Finance Corp.
$400,000,000
8.91% Senior Notes due 2017
Guaranteed on a Senior Basis by Toll Brothers, Inc. and
Certain of Its Subsidiaries
Underwriting Agreement
April 13, 2009
Citigroup Global Markets Inc.
     As Representative of the several Underwriters
     named in Annex A hereto
388 Greenwich Street
New York, New York 10013
As Underwriter
Ladies and Gentlemen:
          Toll Brothers Finance Corp., a corporation organized under the laws of Delaware (the “Issuer”), proposes to issue and sell to the several parties named in Annex A hereto (collectively, the “Underwriters”), for whom Citigroup Global Markets Inc. (“you” or the “Representative”) is acting as Representative, $400,000,000 aggregate principal amount of its 8.91% Senior Notes due 2017 (the “Notes”). The Notes are to be issued under an indenture to be dated as of April 20, 2009 (as amended and supplemented, the “Indenture”), among the Issuer, the guarantors party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), including Toll Brothers, Inc. (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by the Guarantors. Certain terms used herein are defined in Section 15 hereof.
          The Issuer and the Guarantors have prepared and filed with the Commission under the Securities Act a registration statement on Form S-3 (File No. 333-154807), including a prospectus (the “Base Prospectus”), relating to, among other things, debt securities to be issued from time to time by the Issuer. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means, the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary Prospectus Supplement specifically relating to the Securities together with the Base Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securi-

ties Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
          At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Issuer and the Guarantors had prepared the following information (collectively, the “Time of Sale Information”): (i) a Preliminary Prospectus dated April 13, 2009, (ii) each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto and (iii) the Pricing Term Sheet, as set forth on Annex C hereto.
          1. Representations and Warranties. Each of the Issuer and the Company represents and warrants to the Underwriters as set forth below in this Section 1.
     (a) Registration Statement, Issuer Free Writing Prospectus and Time of Sale Information.
     (i) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Time of Sale, became effective upon filing. The Issuer and the Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer and the Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Time of Sale or, to the extent not completed at the Time of Sale, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Time of Sale Information) as each of the Issuer and the Company has advised you, prior to the Time of Sale, will be included or made therein. The Registration Statement, at the Time of Sale, meets the requirements set forth in Rule 215(a)(1)(x).
     (ii) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, and the Securities, since their registration pursuant to the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” No stop order suspending the effectiveness of the Registration Statement is in effect; neither the Issuer nor the Company has been notified that any proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction and, to the knowledge of the Issuer or the Company, no such proceeding has been threatened. On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Time of Sale, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Closing Date the Indenture will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer or the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof. The Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission’s EDGAR system (or successor system thereto), except to the extent permitted by Regulation S-T under the Securities Act.
     (iii) (a) The Time of Sale Information and (b) each electronic road show, if any, when taken together as a whole with the Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Company make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Issuer or the Company in writing by the Underwriters expressly for use in such Time of Sale Information.
     (iv) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 3(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer or the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.
     (b) Well-Known Seasoned Issuer. The Company is a “well-known seasoned issuer” and is not an “ineligible issuer” in connection with the offering of the Securities, in each case as defined in Rule 405 under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Securities. The Issuer and the Company have paid the registration fee for this offering or will pay such fee within the time period required by such pursuant to Rule 456(b)(1) under the Securities Act prior to the Closing Date, without giving effect to the proviso in Rule 456(b)(1)(i).
     (c) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, except to the extent otherwise superseded by a subsequently filed document with the Commission, conformed, and any documents so filed and incorporated by reference after the date of this Agreement and on or prior to the Closing Date will conform, when they are filed with the Commission, in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise specifically stated therein, (a) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), and (b) there has not been any change in the capital stock (other than as a result of the exercise of stock options) or long-term debt (other than as a result of payments on purchase money mortgages) of the Company or any of its subsidiaries, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (e) Exchange Act Reporting. The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (f) No Stabilization. None of the Issuer, the Guarantors or their respective affiliates has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Issuer or the Company to facilitate the sale or resale of the Securities.
     (g) Organization and Good Standing. Each of the Company and its subsidiaries has been duly incorporated (if a corporation) or formed (if a partnership, limited liability corporation or trust) and is validly existing as a corporation, partnership, limited liability company or trust, as the case may be, in good standing (if applicable) under the laws of its jurisdiction of incorporation or formation, as the case may be (except where the failure to have full corporate or other organizational power and authority to own or lease, as the case may be, would not result, individually or in the aggregate, in a Material Adverse Change), with full corporate or other organizational power and authority to own or lease, as the case may be (except where the failure to be in good standing would not result, individually or in the aggregate, in a Material Adverse Change), and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership, limited liability company or trust, as the case may be, and is in good standing (if applicable) under the laws of each jurisdiction that requires such qualification (except where the failure to so qualify would not result, individually or in the aggregate, in a Material Adverse Change).
     (h) Capitalization. The Issuer has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus under the heading “Capitalization,” all the out-

standing shares of capital stock or outstanding interests of the Company and each of its subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and, except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all outstanding shares of capital stock or outstanding interests of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (i) Authorization of Transaction Documents. This Agreement has been duly authorized, executed and delivered by the Issuer and the Company; the Indenture has been duly authorized by the Issuer and the Guarantors and (assuming due authorization, execution and delivery thereof by the Trustee), when executed and delivered by the Issuer and the Guarantors, will constitute a legal, valid and binding instrument, enforceable against the Issuer and the Guarantors in accordance with its terms (except that (a) the enforceability thereof may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances, (c) provisions specifying that provisions of documents may be amended or waived only in writing may not be enforced and (d) any rights to indemnity and contribution may be limited by applicable law or publicly policy considerations with respect thereto; such clauses (a), (b), (c) and (d) collectively being referred to as “Enforceability Limitations”); and the Notes and Guarantees have been duly authorized and executed by the Issuer and the Guarantors, respectively, in accordance with the provisions of the Indenture (assuming due authorization, authentication and delivery by the Trustee) and delivered through the facilities of The Depository Trust Company to and paid for by the Underwriters under this Agreement, will constitute the legal, valid and binding obligations of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors (subject to the Enforceability Limitations) and entitled to the benefits of the Indenture.
     (j) Description of the Securities. The statements made in each of the Time of Sale Information and the Prospectus under the caption “Description of Notes”, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.
     (k) No Consents. Each of the Issuer and each Guarantor has all requisite corporate or other organizational power and authority and has taken all requisite corporate or other organizational action, to enter into and perform this Agreement, the Indenture and the Securities, to the extent it is a party thereto, and no consent, authorization, approval or order of or filing with any court or governmental agency or body is required for the performance by the Issuer or any of the Guarantors of its obligations under this Agreement, the Indenture or the Securities, except such as will be obtained under the Securities Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.
     (l) No Violations. None of the execution and delivery of the Indenture or this Agreement, the issue and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of, or impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or other similar organizational document of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its respective properties (except in the cases of clauses (ii) and (iii) for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not result, individually or in the aggregate, in a Material Adverse Change).
     (m) Financial Statements and Information. The consolidated historical financial statements and schedules of the Company and its consolidated and consolidating subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
     (n) Legal Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is, to the best knowledge of the Issuer and the Company, pending or threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, except as set forth, incorporated by reference in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).
     (o) Real and Personal Property. Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
     (p) No Violation. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, by-laws or other similar organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable (except in the cases of clauses (ii) and (iii) for such violations or defaults that would not result, individually or in the aggregate, in a Material Adverse Change).
     (q) Independent Registered Public Accounting Firm. Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is the independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
     (r) Taxes. Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not result, individually or in the aggregate, in a Material Adverse Change), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result, individually or in the aggregate, in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).
     (s) No Labor Disputes. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Issuer and the Company, is threatened or imminent, and neither the Issuer nor the Company is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, which problem, dispute or labor disturbance could result, individually or in the aggregate, in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).
     (t) Investment Company. Neither the Issuer nor the Company is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus neither will be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Issuer or the Company’s securities.
     (u) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, which denials or defenses if resolved adversely to the Company would result, individually or in the aggregate, in a Material Adverse Change; neither the Company nor any such subsidiary has (i) been refused any insurance coverage sought or applied for or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, except that, in either (i) or (ii), the Company and any such subsidiary believe that if any such coverage is refused, they will be able to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result, individually or in the aggregate, in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).
     (v) No Restrictions on Subsidiaries. Except for minimum capital requirements of law or contract, no Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Guarantor’s property or assets to the Company or any other Guarantor, except as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).
     (w) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (except where the failure to possess such licenses, certificates, permits or other authorizations would not result, individually or in the aggregate, in a Material Adverse Change) and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would result, individually or in the aggregate, in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).
     (x) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that, in reference to the Company and its subsidiaries on a consolidated basis, (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (y) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (z) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          Any certificate signed by any officer of the Issuer or the Guarantors and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer and the Guarantors, as to matters covered thereby, to the Underwriters.
          2. Purchase and Sale.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to the Underwriters, and each of the Underwriters severally agrees to purchase from the Issuer, at a purchase price of 97.35% of the principal amount thereof, plus accrued interest, if any, from April 20, 2009 to the Closing Date, the entire aggregate principal amount of Notes set forth opposite such Underwriter’s name on Annex A hereto, which shall be endorsed with the Guarantees.
          (b) Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on April 20, 2009, at the offices of Cahill, Gordon & Reindel LLP, or at such time on such later date or such other place as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Issuer and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment of the purchase price thereof to or upon the order of the Issuer and the Company by wire transfer payable in same-day funds to the account specified by the Issuer and the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.
          (c) Each of the Issuer and the Guarantors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and Guarantors, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Issuer and Guarantors’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuer and Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriters have advised or is currently advising the Issuer or Guarantors on related or other matters). Each of the Issuer and Guarantors agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer and Guarantors, in connection with such transaction or the process leading thereto.
          3. Agreements. Each of the Issuer and the Company agrees with the Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Issuer and the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Time of Sale Information) to the Base Prospectus unless the Issuer and the Company have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer and the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Issuer and the Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer or the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer and the Company will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Annex B hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (c) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Issuer and the Company will (i) notify promptly the Representative so that any use of the Time of Sale Information may cease until it is amended or supplemented; (ii) amend or supplement the Time of Sale Information to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Issuer and the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 3, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (e) As soon as practicable, the Issuer and the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

     (f) The Issuer and the Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each the Time of Sale Information, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Issuer and the Company will pay the expenses of printing or other production of all documents relating to the offering.
     (g) The Issuer and the Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer and the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) Each of the Issuer and the Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Issuer and the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer and the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer and the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 3(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectus included in Annex B hereto and, if applicable, any electronic road show. Any such free writing prospectus consented to by the Representative or the Issuer and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuer and the Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) The Issuer and the Guarantors will use their best efforts, in cooperation with the Underwriters, to arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer and the Guarantors be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action that would subject them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now so subject. The Issuer and the Company will promptly advise the Representative of the receipt by the Issuer or any of the Guarantors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (j) (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer and the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (a) of this Section 3, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer and the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (a) of this Section 3, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (k) The Company and the Issuer will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company and the Issuer occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (l) The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     (m) The Issuer and the Guarantors will cooperate with the Representative and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
     (n) Neither the Issuer nor any of the Guarantors will for a period of ten business days following the Closing Date, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or the Guarantors or any of their respective affiliates or any person in privity with the Issuer or the Guarantors or any of their respective affiliates), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Issuer or the Guarantors (other than the Securities). Notwithstanding anything in this Section 3(n) to the contrary, the Company directly or indirectly through a subsidiary, may (i) make borrowings under the Bank Credit Facilities (as defined in the Indenture) pursuant to the terms and conditions of such agreement, (ii) enter into purchase money mortgage transactions, (iii) obtain letters of credit and (iv) enter into such other commercial lending transactions consistent with the Company’s business.

     (o) The Issuer and the Guarantors will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer or the Guarantors to facilitate the sale or resale of the Securities.
     (p) The Issuer and the Company agree to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the costs of the preparation and printing of the Registration Statement, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Time of Sale Information and the Prospectus and each amendment or supplement thereto, (ii) the costs of printing and distributing to the Underwriters and any selected dealers the Registration Statement, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Time of Sale Information and the Prospectus, and all amendments or supplements thereto, as provided in this Agreement, (iii) the costs of typing, printing and reproducing this Agreement and the Indenture, (iv) the fees paid to rating agencies in connection with the rating of the Securities, (v) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 3(i) hereof and of preparing, printing, reproducing and distributing a Blue Sky Memorandum (including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith), (vi) the fees and disbursements of the counsel and accountants for the Issuer and the Guarantors, (vii) the fees of the Trustee and (viii) the cost of printing and engraving certificates representing the Securities.
          4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors contained herein at the Time of Sale, the Closing Date and any settlement date, to the accuracy of the statements of the Issuer and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their respective obligations hereunder and to the following additional conditions:
     (a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Issuer or any of the Guarantors, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) The Issuer and the Company shall have requested and caused the General Counsel of the Company (or, at the Company’s option, one or more other counsel reasonably acceptable to the Representative) to furnish to the Underwriters such counsel’s opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:
     (i) each of the Issuer, the Company and the subsidiaries listed on Schedules I through XII of the Registration Statement (the “Subsidiaries” or in the singular the “Subsidiary”) has been duly incorporated (if a corporation) or formed (if a partnership, limited liability corporation or trust) and is validly existing as a corporation, partnership, limited liability company or trust, as the case may be, in good standing (if applicable) (based solely upon review of status telecopies provided by Corporation Service Company (or any comparable service) or, in the absence of such status telecopies, to the knowledge of such counsel) under the laws of its jurisdiction of incorporation or formation, as the case may be (except where the failure to be in good standing would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise) or earnings of the Company and its subsidiaries considered collectively as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership, limited liability company or trust, as the case may be, (based solely upon review of status telecopies provided by Corporation Service Company (or any comparable service) or, in the absence of such status telecopies, to the knowledge of such counsel) under the laws of each jurisdiction that requires such qualification (except where the failure to so qualify would not have, individually or in the aggregate, a Material Adverse Effect);
     (ii) all the outstanding shares of capital stock or outstanding interests of the Issuer and the Company and, to the knowledge of such counsel, each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all outstanding shares of capital stock or outstanding interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to such counsel’s knowledge, any other security interests, claims, liens or encumbrances;
     (iii) this Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors; the Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantors and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a legal, valid and binding instrument enforceable against the Issuer and the Guarantors in accordance with its terms (subject to the Enforceability Limitations); and the Securities have been duly and validly authorized, executed by the Issuer and the Guarantors and (assuming due authorization, authentication and delivery by the Trustee and delivery through the facilities of The Depository Trust Company to and payment for by the Underwriters under this Agreement), will constitute the legal, valid and binding obligations of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with their terms (subject to the Enforceability Limitations) and entitled to the benefits of the Indenture;
     (iv) to the knowledge of such counsel, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its or their property is pending or threatened that is not adequately disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, except in each case for such action, suit or proceeding that, if the subject of an unfavorable decision, ruling or finding, would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received a notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act;
     (v) each of the Issuer and each Guarantor has all requisite corporate or other organizational power and authority and has taken all requisite corporate or other organizational action, and has received and is in compliance with all governmental, judicial and other consents, authorizations, approvals and orders, if any, necessary to enter into and perform this Agreement, the Indenture or the Securities, to the extent it is a party thereto, and, to the knowledge of such counsel, no consent, authorization, approval or or-

der of or filing with any court or governmental agency or body is required for the performance by the Issuer or any of the Guarantors of its obligations under this Agreement, the Indenture and the Securities, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Underwriters (as to which such counsel need express no opinion) in the manner contemplated in this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus; and
     (vi) none of the execution and delivery of the Indenture or this Agreement, the issue and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of or constitute a default under, (1) the charter, by-laws or other similar organizational document of the Issuer, the Company or the Subsidiaries; (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer, the Company or any of the Subsidiaries is a party or bound and is known to such counsel; or (3) to the best of such counsel’s knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer, the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, the Company or any of the Subsidiaries (except in the cases of clauses (2) and (3) for such conflicts, breaches, violations or defaults that would not have, individually or in the aggregate, a Material Adverse Effect).
     (c) Simpson Thacher & Bartlett LLP, counsel for the Issuer and the Guarantors, to furnish to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:
     (i) The Registration Statement has become effective under the Securities Act and the Prospectus was filed on [insert filing date] pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission
     (ii) This Agreement has been duly authorized, executed and delivered by the Issuer and the Company.
     (iii) The Indenture has been duly authorized, executed and delivered by the Issuer and the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture (including the Guarantee set forth therein) constitutes a valid and legally binding obligation of the Issuer and the Company enforceable against the Issuer and the Company in accordance with its terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and complies as to form in all material respects with the requirements of the Trust Indenture Act.
     (iv) The Notes have been duly authorized, executed and issued by the Issuer and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Com-

pany enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and entitled to the benefits of the Indenture.
     (v) The Guarantee has been duly authorized, executed and issued by the Company and, and assuming the Guarantees have been duly authorized, executed and issued by the Guarantors (other than the Company) and assuming due authentication of the Securities by the Trustee and upon payment for and delivery of the Securities in accordance with the terms of this Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (vi) The statements made in each of the Time of Sale Information and the Prospectus under the caption “Description of Notes”, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.
     (vii) The statements made in each of the Preliminary Prospectus and the Prospectus under the caption “United States Federal Income and Estate Tax Consequences to Non-U.S. Holders”, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
     (viii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes by the Issuer, the issue of the Guarantees by the Guarantors, and the compliance by the Company and the Guarantors with all of the provisions of the Underwriting Agreement and the Indenture, except for the registration under the Securities Act of the Notes, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.
     (ix) The issue and sale of the Notes by the Issuer, the issue of the Guarantee by the Guarantors, the execution, delivery and performance by the Issuer and the Guarantors of the Underwriting Agreement and the execution and delivery of the Indenture by the Issuer and the Guarantors will not violate the Certificate of Incorporation or By-laws of the Issuer or the Company or any federal or New York State statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York State statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

     (x) Neither the Issuer nor the Company is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus neither the Issuer nor the Company will be, an “investment company” within the meaning of and subject to the Investment Company Act.
     (xi) Each of the Issuer and the Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware, and has full corporate power and to conduct its business as described in the Registration Statement and the Prospectus.
     Such opinion or a separate letter addressed to the Underwriters shall also state the following matters. Such counsel shall state that although they have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Time of Sale Information, the Prospectus or the Exchange Act documents incorporated by reference or deemed to be incorporated by reference in the Time of Sale Information or the Prospectus (collectively, the “Exchange Act Documents”), and they take no responsibility therefor, except as and to the extent set forth in numbered paragraphs (vi) and (vii) of their opinion letter to Underwriters dated the date hereof:
     (1) such counsel shall advise that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need not express any view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and
     (2) nothing has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (including the Exchange Act Documents), as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, that the Time of Sale Information, at the time of pricing of the offering of the Notes on the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus (including the Exchange Act Documents), as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Time of Sale, the Prospectus or the Exchange Act Documents.
     (d) The Representative shall have received from Cahill Gordon & Reindel llp, counsel for the Underwriters, an opinion and letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information and the Prospectus (as amended or supplemented at the Closing Date) (it being understood that such counsel need not express any comment with respect to the financial statements or any other financial data that included in or omitted from the Registration Statement, the Time of Sale Information and the Prospectus) and other related matters as the Representative may reasonably require, and the Issuer and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Issuer and the Company shall have furnished to the Representative a certificate of the Issuer and the Company, signed by the President or an Executive or Senior Vice President and the principal financial or accounting officer of each of the Issuer and the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Information and the Prospectus, any amendments or supplements to the Registration Statement, the Time of Sale Information and the Prospectus and this Agreement and that:
     (i) no order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act is pending before, to their knowledge, or threatened by the Commission;
     (ii) the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Issuer and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (iii) since the date of the most recent financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, except as set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).
     (f) On the date of this Agreement and on the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representative, “comfort letters,” dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, confirming that they are an independent registered public accounting firm within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. References to the Registration Statement, the Time of Sale Information and the Prospectus in this Section 4(f) include any amendments or supplements thereto at the date of the applicable letter.
     (g) Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter referred to in Section 4(f) hereof; or (ii) any Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus

(exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).
     (h) Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the debt securities of the Issuer or any of the Guarantors. by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) Prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
          If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, letters and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuer and the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 4 will be delivered at the office of counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.
          5. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 4 hereof is not satisfied, because of any termination pursuant to Section 7 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Issuer and the Company will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          6. Indemnification and Contribution.
          (a) Each of the Issuer and the Guarantors agrees to indemnify and hold harmless each of the Underwriters, the directors, officers, employees and agents of each of the Underwriters and each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Information (or any part thereof) and the Prospectus (or in any supplements or amendments thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Information or the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer or any of the Guarantors by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer and the Guarantors may otherwise have.
          (b) The Underwriters severally and not jointly agree to indemnify and hold harmless each of the Issuer and the Guarantors, each of their directors, officers, general partners, managers and managing members, as the case may be, of each of the Issuer and the Guarantors and each person who controls the Issuer and the Guarantors within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Underwriter, but only with reference to written information relating to an Underwriter furnished to the Issuer and the Guarantors by or on behalf of such Underwriter through the Representative specifically for inclusion in the Registration Statement, the Time of Sale Information or the Prospectus (or in any amendments or supplements thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and the Guarantors acknowledge that the statements set forth in the first sentence of the second paragraph (and the corresponding sentence on the cover of the Preliminary Prospectus and the Prospectus), the third sentence of the seventh paragraph, the eighth paragraph, the ninth paragraph, the third sentence of the tenth paragraph and the twelfth paragraph under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by the Underwriters for inclusion in the Prospectus (or in any amendment or supplement thereto).
          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. An indemnifying party may participate in its own expense in the defense of any action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses or more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Guarantors and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer or the Guarantors and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriters be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriters hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Guarantors and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Underwriters within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriters shall have the same rights to contribution as the Underwriters, and each person who controls any of the Issuer and the Guarantors within the meaning of either the Securities Act or the Exchange Act and each officer, director, general partner, manager and managing member, as the case may be, of the Issuer and the Guarantors shall have the same rights to contribution as the Issuer and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).
          7. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuer and the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market shall have been suspended or limited or minimum prices shall have been established on such exchanges or the NASDAQ National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto); or (iv) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has been a Material Adverse Change.

          8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer and the Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Underwriters or the Issuer and the Guarantors or any of the officers, directors, general partners, managers or managing members, as the case may be, or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5 and 6 hereof shall survive the termination or cancellation of this Agreement.
          9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets, Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Issuer and the Company, will be mailed, delivered or telefaxed to Toll Brothers Finance Corp./Toll Brothers, Inc. Chairman of the Board and Chief Executive Officer (fax no.: (215) 938-8255) and confirmed to 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Robert I. Toll, Chairman of the Board and Chief Executive Officer.
          10. Successors. This Agreement is binding upon the parties hereto and their respective successors and will inure to the benefit of the officers, directors, general partners, managers and managing members, as the case may be, and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.
          11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Annex A hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Annex A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuer and the Guarantors. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the Time of Sale Information and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and the Guarantors or any nondefaulting Underwriter for damages occasioned by its default hereunder.
          12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          15. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
          “Commission” shall mean the Securities and Exchange Commission.
          “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 405 under the Securities Act.
          “Prospectus Delivery Period” shall mean such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a Prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriters or any dealer.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Issuer, the Company and the Underwriters.

Very truly yours, TOLL BROTHERS FINANCE CORP., As Issuer
By:	/s/ Joel H. Rassman
	Name:	Joel H. Rassman
	Title:	Executive Vice President Chief Financial Officer, Assistant Secretary and Treasurer

TOLL BROTHERS, INC., As a Guarantor
By:	/s/ Joel H. Rassman
	Name:	Joel H. Rassman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. CITIGROUP GLOBAL MARKETS INC., for itself and the other several Underwriters
By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

S-1

ANNEX A

Underwriter	Principal Amount of Notes

Citigroup Global Markets Inc.	$341,432,000
Banc of America Securities LLC	$29,284,000
RBS Securities Inc.	$29,284,000

Total	$400,000,000